Exhibit 10.50

PROMISSORY NOTE

BORROWER:	Catcher Holdings, Inc. 44084 Riverside Parkway Suite 320 Leesburg, VA 20176	LENDER:	Vivato Networks, Inc. 322 NW Sixth Ave Suite 100 Portland OR 97209

Maximum Principal Amount: $1,000,000.00	Initial Interest Rate: 20%
Date of Note: November, 30 2007

1. PROMISE TO PAY. The Borrower hereby promises to pay to the order of Lender on or before the Maturity Date, at Lender’s principal place of business, or at such other place as Lender may direct, the principal sum of One Million Dollars ($1,000,000.00) or so much thereof as may be advanced and outstanding, together with all interest accrued on unpaid principal, to be computed on each Advance from the date of its disbursement to Borrower, at a rate as provided in Section 5 below, as provided in the Loan Agreement (as defined in Section 3 below). The outstanding principal amount of this Note, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. The outstanding unpaid principal balance of this Note at any time shall be the total principal amounts advanced hereunder by Lender less the amounts of payments of principal made hereon by Borrower, which balance may be endorsed hereon from time to time by Lender in accordance with Section 2.

2. RECORDING ADVANCES. Lender is authorized to record on Schedule A – Loan Advances hereto, and on any continuation(s) of such Schedule that may be attached to this Note: (a) the date and principal amount of each Advance by Lender under the Loan Agreement; which recordation will constitute prima facie evidence of the accuracy of the information so endorsed on Schedule A – Loan Advances; provided however, that any failure to record such information on such Schedule or continuation thereof will not in any manner affect the obligations of Borrower to make payments of principal and interest in accordance with the terms of this Note. Lender will promptly provide Borrower with a copy of each recordation made by Lender on Schedule A – Loan Advances attached hereto.

3. PURPOSE. This Note is issued pursuant to certain transactions referenced in that certain Business Loan Agreement between Lender and Aequitas Capital Management, Inc dated November 30, 2007 (the “Loan Agreement”) and is subject to all of the terms thereof. Capitalized terms used herein which are not otherwise defined, if any, shall have the meanings ascribed to them in the Loan Agreement.

4. ADVANCES; RESTRICTIONS. The outstanding balance of Advances made under this Note may fluctuate from time to time, to be increased by future Advances which may be made by Lender and to be decreased by repayments made by Borrower. Borrower acknowledges and agrees that Lender is under no obligation to make any Advance hereunder and any Advance shall be in Lender’s sole and absolute discretion pursuant to the terms of the Loan Agreement.

5. INTEREST RATE AND PAYMENT. Interest shall accrue on the unpaid balance of this Note at the rate of 20% per annum on the unpaid principal balance and shall be calculated on the basis of a 365-day or 366-day year and actual days elapsed. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

6. PAYMENT. Borrower will pay this Note as follows: Borrower will make monthly interest-only payments on the outstanding balance of the Note commencing one month after the date of the Note and continuing on the same day of each month thereafter. At Lender’s option, such payments shall be made to Lender via an Automated Clearing House (“ACH”) transfer from Borrower’s checking account.

7. MATURITY; APPLICATION OF PAYMENTS. The outstanding principal balance and all accrued and unpaid interest shall be due and payable on or before January 30, 2008 (the “Maturity Date”), provided, however, that after the occurrence of an Event of Default, the outstanding principal and all accrued interest shall be payable on demand. Unless otherwise agreed or required by applicable law, payments will be applied first to expenses for which Borrower is liable hereunder (including unpaid collection costs and late charges), next to accrued and unpaid interest, and the balance to principal. In addition, the outstanding principal balance and all accrued and unpaid interest shall be due and payable in the event of (1) a sale of all or substantially all of the assets of Borrower, or (2) the transfer of ownership or beneficial interest, by merger or otherwise, of 25% or more of the stock or membership interests of Borrower, other than transfers between or among the shareholders of Borrower in existence as of the date of this Agreement.

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8. FEES AND CHARGES. Borrower agrees that all loan fees and prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, all or any portion of this Note may be prepaid at any time. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligations to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of any disputed amount must be mailed or delivered to Lender at the address above.

9. aLATE CHARGE. If a payment is 15 days or more late, Borrower will pay to Lender a late charge equal to the lesser of 5.0% of the regularly scheduled payment or the maximum amount permitted under applicable law.

10. INTEREST AFTER DEFAULT. Upon the occurrence of and during the continuation of an Event of Default, including failure to pay all amounts due upon final maturity of this Note, Lender may, at its option and if permitted by applicable law, increase the interest rate of this Note by 5.00 percentage points (500 basis points). The interest rate will not exceed the maximum rate permitted by law.

11. DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

a. Payment Default. Borrower fails to make any payment within five (5) calendar days when due under this Note.

b. Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender (or an affiliate of Lender) and Borrower. If any failure, other than a failure to pay money, is curable and if Borrower has not been given a notice of a similar breach within the preceding 12 months, it may be cured (and no Event of Default will have occurred) if Borrower after delivery of written notice from Lender demanding cure of such failure: (a) cures the failure within 15 days; or (b) if the cure requires more than 15 days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within 60 days after notice is sent.

c. Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sale agreement, or any other agreement in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the Related Documents.

d. False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading in any material respect at any time thereafter.

e. Bankruptcy. The dissolution of Borrower (regardless of whether election to continue is made), or any other termination of Borrower’s existence as a going business, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

f. Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any Collateral securing the Loan.

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g. Adverse Change. A material adverse change occurs in a Borrower’s financial condition.

12. LENDER RIGHTS. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance of this Note and all unpaid interest and other amounts outstanding, including any prepayment charge which Borrower would be required to pay, immediately due and payable, without notice of any kind to Borrower, and Borrower will pay that amount. In the case of an Event of Default of the type described in the “Bankruptcy” subsection above, such acceleration shall be automatic and not optional.

13. ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and legal expenses, whether or not there is a lawsuit, including without limitation attorneys’ fees and expenses incurred by Lender at trial, on appeal and in any arbitration or bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction). If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

14. ASSIGNMENTS. Borrower acknowledges that Lender may sell and assign its interest in this Note, the payments due thereunder and all Related Documents, in whole or in part, or participations therein, to an assignee (the “Assignee”) which may be represented by a bank or trust company acting as a trustee of such Assignee. BORROWER ACKNOWLEDGES THAT ANY ASSIGNMENT OR TRANSFER BY LENDER OR ANY ASSIGNEE SHALL NOT MATERIALLY CHANGE BORROWER’S OBLIGATIONS UNDER THE ASSIGNED NOTE. Any Assignee shall be entitled to enforce all the rights so assigned but be under no obligation to Borrower to perform any of Lender’s obligations under the assigned Note, the sole remedy of Borrower being against Lender with Borrower’s right against Lender being unaffected except as provided herein. Borrower agrees that upon notice of assignment of this Note, it shall pay directly to the Assignee, unconditionally, all amounts which become due hereunder. Borrower specifically covenants and agrees that it will not assert against any Assignee any claims by way of abatement, defense, set-off, counterclaim, recoupment or otherwise which Borrower may have against Lender or any third party, and BORROWER SHALL NOT ASSERT AGAINST SUCH ASSIGNEE IN ANY ACTION FOR NOTE PAYMENTS OR OTHER MONEYS PAYABLE HEREUNDER ANY DEFENSE EXCEPT THE DEFENSE OF PAYMENT TO SUCH ASSIGNEE. Upon Lender’s request, Borrower will acknowledge to any Assignee receipt of Lender’s notice of assignment.

15. JURY WAIVER. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.

16. GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with the laws of the State of Oregon. This Note has been accepted by Lender in the State of Oregon.

17. CHOICE OF VENUE. If there is a lawsuit, Borrower agrees to submit to the jurisdiction of the courts of Multnomah County, State of Oregon or the District of Oregon federal court.

18. SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower and Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

19. GENERAL PROVISIONS. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the Collateral and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. If there is more than one Borrower, the obligations of each Borrower under this Note are joint and several.

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UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THIS NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETE COPY OF THIS NOTE.

BORROWER:

CATCHER HOLDINGS, INC.

By:
Name:
Title:

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Schedule A – Loan Advances

Advances of Principal

Date	Amount of Advance	Notation Made By